UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36431	90-0134860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11804 North Creek Parkway South Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

(425) 205-2900

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2019, Alder BioPharmaceuticals, Inc. (“Alder”) and John Latham, Ph.D., Chief Scientific Officer of Alder, entered into a Transition and Consulting Agreement (the “Agreement”) pursuant to which Dr. Latham will retire from Alder on April 5, 2019 (the “Separation Date”). Alder thanks Dr. Latham for all of his contributions and wishes him great success in his future pursuits.

Under the Agreement, Dr. Latham will continue to serve as an employee of Alder in his role as “Chief Scientific Officer” until the Separation Date, unless Dr. Latham is terminated by Alder for cause prior to the Separation Date.

Pursuant to the Agreement and Alder’s Executive Severance Benefit Plan, as amended and restated effective December 15, 2016, Alder has agreed to pay to Dr. Latham (i) cash severance equal to $686,492, which is the equivalent of twelve months of his current base salary and annual target bonus, less all applicable withholdings and deductions, paid in monthly installments through March 31, 2020, and (ii) the COBRA premiums necessary to continue Dr. Latham’s health insurance coverage (including dependent and other family member coverage, if any) until the earliest of (A) the date twelve months after the Separation Date, (B) the date on which Dr. Latham and his dependents are covered by another employee’s group health plan or (C) the date on which Dr. Latham is no longer eligible for continuation coverage under COBRA.

In addition, under the Agreement, Dr. Latham will consult for Alder up to 20 hours per month for a period of twelve months after the Separation Date (the “Consulting Period”). All outstanding equity awards previously granted to Dr. Latham under Alder’s equity incentive plans would continue to vest during the Consulting Period. In addition, Dr. Latham will receive $500 per hour for each hour of consulting services as consulting fees during the Consulting Period.

The Agreement will become effective on the eighth day following Dr. Latham’s execution thereof, unless revoked by Dr. Latham prior to such day.

The foregoing summary of the Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement to be filed as an exhibit to Alder’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alder BioPharmaceuticals, Inc.

Dated: March 28, 2019

	By:	/s/ James B. Bucher
James B. Bucher
Senior Vice President and General Counsel